SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant [ X ]
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Check the appropriate box:
[     ] Preliminary Proxy Statement
[      ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X ] Definitive Proxy Statement
[      ] Definitive Additional Materials
[      ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MACATAWA BANK CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
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MACATAWA BANK CORPORATION

March 7, 2002

Dear Shareholder:

        We invite you to attend the 2002 Annual Meeting of Shareholders. This year’s meeting will be held on Thursday, April 18, 2002, at 10:00 a.m., at Ridgepoint Community Church, 340 - 104th Avenue, Holland, Michigan 49423.

        It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

Sincerely,

Benj. A. Smith, III Chairman of the Board and Chief Executive Officer

MACATAWA BANK CORPORATION

348 South Waverly Road
Holland, Michigan 49423

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 18, 2002

To Our Shareholders:

        The 2002 Annual Meeting of Shareholders of Macatawa Bank Corporation will be held at Ridgepoint Community Church, 340 104th Avenue, Holland, Michigan 49423, on Thursday, April 18, 2002 at 10:00 A.M., local time, for the following purposes:

1.	To elect two directors, one for a term of three years, and one director for a term of two years.

2.	To consider and vote upon a proposal to approve the Second Amendment to the Stock Compensation Plan.

3.	To consider and vote upon a proposal to approve the First Amendment to the 1998 Directors' Stock Option Plan.

4.	To consider and vote upon a proposal to amend the Amended and Restated Articles of Incorporation of the Company to increase the authorized common stock from 9,500,000 shares to 20,000,000 shares, no par value.

5.	To transact such other business as may properly come before the meeting or at any adjournment thereof.

        Shareholders of record at the close of business February 25, 2002, will be entitled to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.

By order of the Board of Directors
Dated: March 7, 2002

Holland, Michigan
Philip J. Koning Secretary

Dated: March 7, 2002

MACATAWA BANK CORPORATION

348 South Waverly Road
Holland, Michigan 49423

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held April 18, 2002

SOLICITATION OF PROXIES FOR ANNUAL MEETING

        This Proxy Statement is furnished to the Shareholders of Macatawa Bank Corporation (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at Ridgepoint Community Church, 340 104th Avenue, Holland, Michigan 49423, April 18, 2002, at 10:00 A.M., local time.

      The Annual Meeting is being held for the following purposes:

1.	To elect two directors, one for a term of three years, and one director for a term of two years.
2.	To consider and vote upon a proposal to approve the Second Amendment to the Stock Compensation Plan.
3.	To consider and vote upon a proposal to approve the First Amendment to the 1998 Directors' Stock Option Plan.
4.	To consider and vote upon a proposal to amend the Amended and Restated Articles of Incorporation of the Company to increase the authorized common stock from 9,500,000 shares to 20,000,000 shares, no par value.
5.	To transact such other business as may properly come before the meeting or to any adjournment thereof.

        If a proxy in the form distributed by the Company's Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominee named by the Board of Directors in the proxy. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by Macatawa Bank.

        A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        On February 25, 2002, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 5,308,231 shares of common stock of the Company. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy. As of February 25, 2002, no person was known by management to be the beneficial owner of more than 5% of the Company’s common stock, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Wellington Management Company, LLP(1)	299,400	5.6%
Benj. A. Smith, III(2)	270,665	5.1%

(1)	Wellington Management Company, LLP disclosed to us that in its capacity as an investment advisor that it had acquired beneficial ownership of 299,400 shares of common stock as of December 31, 2001. Wellington Management Company, LLP's address is 75 State Street, Boston, Massachusetts 02109.
(2)	Includes options to purchase 31,930 shares, 7,107 shares owned by Mr. Smith's spouse, and 51,989 shares held in a trust for the benefit of Mr. Smith's spouse. Also includes 106,152 shares with respect to which Smith & Associates Investment Management Services, an investment advisory firm controlled by Mr. Smith, has voting power, but with respect to which he disclaims beneficial ownership. The address of Mr. Benj. A. Smith, III is 106 E. Eighth Street, Holland, Michigan 49423.

ELECTION OF DIRECTORS

        The Company’s Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The number of directors constituting the Board of Directors is determined from time to time by the Board of Directors. The Board is currently composed of five members.

      The Board of Directors has nominated Robert E. DenHerder and Philip J. Koning for election as directors, each of whom is an incumbent director. Mr. Robert E. DenHerder has been nominated for a three year term to expire at the 2005 Annual Meeting. Mr. Philip J. Koning has been nominated for a two year term to expire at the 2004 Annual Meeting.

        Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder’s proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing each of the nominees named above. Each of the nominees is presently serving as a director. The following pages of this Proxy Statement contain more information about the nominees and other directors of the Company.

        A plurality of the votes cast at the Annual Meeting is required to elect the nominee as a director of the Company. As such, the individual who receives this number of votes cast by the holders of the Company’s common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by Macatawa Bank.

        Except the person nominated by the Board of Directors, no other persons may be nominated for election at the 2002 Annual Meeting. The Company’s Articles of Incorporation require at least 60 days prior written notice of any other proposed nomination and no such notice has been received. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects.

The Board of Directors recommends a vote FOR the election of the person nominated by the Board.

INFORMATION ABOUT DIRECTORS

        The content of the following table is based upon information as of February 1, 2002, furnished to the Company by the directors. Except as described in the notes following the table, the following directors have sole voting and dispositive power as to all of the shares set forth in the following table.

Name	Age	Year First Became a Director	Amount and Nature of Beneficial Ownership(1)	Percent Of Common Stock

Nominee for Election as Director for a Term Expiring in 2005

Robert E. DenHerder (a)(b)................	47	1997	124,722	2.8%

Nominee for Election as Director for a Term Expiring in 2004

Philip J. Koning...................................	47	1997	44,032	0.8%

Directors Whose Terms Expire in 2003

G. Thomas Boylan (a)(b).......................	79	1997	132,072	2.5%

Benj. A. Smith, III (b).........................	57	1997	270,665(2)	5.1%

Director Whose Term Expires in 2004

John F. Koetje (a).................................	66	1998	110,289	2.1%

(a)	Member of the Audit Committee
(b)	Member of the Compensation Committee
                               ____________________________________
(1)	Except as described in the following note, each nominee and director owns the shares directly and has sole voting and investment power or shares voting and investment power with his or her spouse under joint ownership. Includes shares of common stock that are issuable under options that are exercisable or will become exercisable within sixty (60) days. The share ownership of the following directors includes shares subject to options that are currently exercisable: Mr. DenHerder (6,180 shares), Mr. Koning (18,540 shares), Mr. Boylan (6,180 shares), Mr. Smith (31,930 shares), and Mr. Koetje (2,060 shares).
(2)	Includes 7,107 shares owned by Mr. Smith’s spouse and 51,989 shares held in a trust for the benefit of Mr. Smith’s spouse. Also includes 106,152 shares with respect to which Smith & Associates Investment Management Services, an investment advisory firm controlled by Mr. Smith, has voting power, but with respect to which he disclaims beneficial ownership.

      G. Thomas Boylan is a director of the Company and of Macatawa Bank (the "Bank"). Mr. Boylan serves as the President of Light Metals Corporation, a manufacturing company located in Wyoming, Michigan, where he has been employed since 1947.

     Robert E. DenHerder is a director of the Company and the Bank. Mr. DenHerder is President of Premovation Audio, Holland, Michigan, a custom sales and installation company of audio and video equipment for commercial and residential applications. From January, 1980 to December, 1999, Mr. DenHerder served as the President of Uniform Color Co., a company located in Holland, Michigan, which manufactures color concentrate for the plastics industry focusing on automotive suppliers.

     John F. Koetje is a director of the Company and the Bank. Mr. Koetje is a partner in John F. Koetje and Associates, a West Michigan builder of residential and light commercial real estate and apartment complexes where he has been employed for 35 years.

     Philip J. Koning has served as President and Chief Executive Officer of the Bank since its inception in November, 1997, and serves as the Secretary and Treasurer of the Company and as a director of both the Company and the Bank. Mr. Koning was employed by Smith & Associates Investment Management Services prior to February 1998. Mr. Koning has over 23 years of commercial banking experience and served from 1992 to 1997 as Community Bank President with First of America Bank in Holland.

     Benj. A. Smith, III is the Chairman, Chief Executive Officer and a director of the Company and is also Chairman and a director of the Bank. Mr. Smith is an investment advisor and has served from 1992 to the present as the President of Smith & Associates Investment Management Services, an investment management firm located in Holland, Michigan. Prior to 1992, Mr. Smith gained 21 years of banking experience at First Michigan Bank Corporation and its subsidiary FMB-First Michigan Bank of Zeeland, Michigan.

     The Board of Directors had 10 meetings in 2001. The Company has no nominating committee. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

AUDIT COMMITTEE REPORT

     During 2000, the Audit Committee of the Board of Directors developed a charter for the Audit Committee, which was approved by the full Board of Directors on November 14, 2000. The Board of Directors has also examined the composition of the Audit Committee in light of the rules of the National Association of Securities Dealers, Inc. governing audit committees and has confirmed that all members of the Audit Committee are “independent” within the meaning of those rules.

     The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2001.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Form 10-K for the year ended December 31, 2001.

     In issuing this report, we note that management is responsible for the Company's financial reporting process, including its systems of internal control, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We have relied, without independent verification, on management's representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company's financial statements. Our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

John F. Koetje James Jurries*	Robert E. DenHerder James Batts*	G. Thomas Boylan

*Advisory members and directors of the Bank.

COMPENSATION OF DIRECTORS

        During 2001 the directors of the Company and the Bank received an annual retainer of $5,000 and were paid $500 per board meeting attended and $300 per committee meeting attended. Directors are reimbursed for their out-of-pocket expenses for each meeting attended. During 1999 and 2000, the annual retainer was $4,000, the board meeting fee was $500, and the committee meeting fee was $250.

        During 1998, directors of the Company and the Bank were not paid any cash compensation for Board of Directors meetings attended. Directors of the Company and the Bank were paid $150 per committee meeting attended. Effective March 19, 1998, the Company awarded stock options to purchase 2,060 shares of common stock to each of Messrs. Smith, Boylan, Den Herder and Koetje. These stock options were granted pursuant to the 1998 Directors’ Stock Option Plan, have an exercise price of $9.71 per share, were exercisable beginning March 19, 1999, and expire on March 19, 2008.

EXECUTIVE COMPENSATION

Committee Report on Executive Compensation

     All of the executive officers of the Company are also executive officers of the Bank, except for Benj. A. Smith, III who is Chief Executive Officer of the Company and Chairman and director of the Bank. Company officers other than Benj. A. Smith, III serve as officers of the Company as an incident to their primary service as an officer and employee of the Bank and, except for certain directors’ fees, receive no compensation directly from the Company.

      Decisions on the compensation of the Company's executive officers are made by the Compensation Committee of the Bank. The Compensation Committee met one time during 2001. Mr. Robert DenHerder serves as the chairman of the Compensation Committee.

     Base Salary - In general, the Board intends to maintain the base salaries of the Company's executive officers and senior managers within peer group levels, with the ability to make appropriate adjustment to reflect other relevant factors, which may include individual performance, experience, expertise and tenure. Annually, the Committee establishes a base wage for the Chief Executive Officer, the President, the Chief Financial Officer, and the Senior Vice President-Loan Administration. The Committee's determination is based upon the performance of the individual and compensation levels established by the Company's peers and evaluations by consultants.

     The base salaries of all other officers and senior managers are established by the Bank’s President and Chief Executive Officer.

     Long-Term Incentives - The Company provides long-term incentives in the form of stock options. Each year the Committee recommends to the Board a list of stock options to be granted. These options are intended to recognize individual contributions and to incentivize employees to contribute to the long-term objectives of the Company. To align the interests of its executive officers and senior managers with the Company's shareholders, the Board's compensation strategy provides for a 401(k) matching contribution.

G. Thomas Boylan	Robert E. DenHerder	Benj. A. Smith III

Summary Compensation Table

        Macatawa Bank Corporation does not compensate any of its executive officers, all of whom are also executive officers of the Bank and are paid for their services by the Bank. The following table sets forth the annual and long-term compensation paid to the Chief Executive Officer, President of the Bank, Chief Financial Officer, and Senior Vice President – Loan Administration of the Bank (collectively referred to as the “Named Executives”) for services rendered during 1999, 2000 and 2001. No other executive officers of the Company or the Bank received annual compensation in excess of $100,000 during 1999, 2000 or 2001.

Summary Compensation Table

Annual Compensation	Long Term Compensation
Name and Principal Position	Year	Salary	Other Annual Compen- sation($)	Securities Underlying Option(#)	All Other Compen- sation(1)
Benj. A. Smith, III............. Chairman of the Board and Chief Executive Officer of the Company and a director of the Bank	2001 2000 1999	$150,000 150,000 75,000	$ 0 0 0	0 0 0	$ 0 0 0

Philip J. Koning................ Chief Executive Officer and President of the Bank and Treasurer and Secretary of the Company	2001 2000 1999	170,000 161,000 155,000	19,000 15,000 6,000	2,000 3,090 3,090	3,014 3,003 3,829

Steven L. Germond (2)............. Chief Financial Officer of the Company and the Bank	2001 2000 1999	112,500 61,346 0	11,000 7,500 0	1,000 2,884 0	231 131 0

Ray D. Tooker (3)............... Senior Vice President - Loan Administration of the Bank	2001 2000 1999	125,000 120,002 78,462	13,000 10,000 5,000	1,000 1,060 3,090	264 251 642
                                ____________________________
(1)	Includes an automobile allowance ($2,631 in 2001, $2,644 in 2000, and $2,521 in 1999) paid by the Company for the benefit of Mr. Koning, as well as term life insurance premiums paid for the benefit of executive officers listed above.
(2)	Mr. Germond was hired effective June 5, 2000, at an annual salary of $110,000. The Summary Compensation Table discloses his 2000 compensation from his date of hire through December 31, 2000.
(3)	Mr. Tooker was hired effective May 3, 1999, at an annual salary of $120,000. The Summary Compensation Table discloses his 1999 compensation from his date of hire through December 31, 1999.

     Option Grants in 2001. Shown below is information on grants of stock options pursuant to the Company’s Stock Compensation Plan.

Individual Grants	Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation For Option Term (3)
Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2001	Exercise or Base Price (per share)(2)	Expiration Date	5%	10%
Philip J. Koning.............	2,000	7.92%	$ 17.95	12-13-11	$22,577	$57,215
Steven L. Germond........	1,000	3.96%	$ 17.95	12-13-11	$11,289	$28,608
Ray D. Tooker..............	1,000	3.96%	$ 17.95	12-13-11	$11,289	$28,608

(1)	Indicates number of shares which may be purchased pursuant to options granted in 2001 under the Company’s Stock Compensation Plan as of December 31, 2001. During 2001, the Company granted to eligible employees options to purchase an aggregate of 25,250 shares. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant.
(2)	The exercise price equals the prevailing market price of the Common Stock on the date of grant. The exercise price may be paid in cash, by the delivery of previously owned shares, through the withholding of shares otherwise issuable upon exercise or a combination thereof.
(3)	These amounts are based on assumed rates of appreciation over the entire option period without any discount to present value. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Company’s Common Stock. There can be no assurance that the amounts reflected in this table will be realized.

Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of the Company’s Common Stock granted to the Named Executives and held by them at December 31, 2001. None of the Named Executives exercised any stock options during 2001.

Number of Shares Subject to Unexercised Options Held At December 31,2001	Value of Unexercised In-the-Money Options at December 31, 2001(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Benj. A. Smith, III...........................	31,930	0	$142,130	$ 0
Philip J. Koning..............................	18,540	2,000	$135,620	$2,600
Steven L. Germond.............................	2,884	1,000	$ 21,317	$1,300
Ray D. Tooker.................................	5,150	1,000	$ 30,632	$1,300

(1)	The value of unexercised options reflects the increase in market value of the Company’s Common Stock from the date of grant through December 31, 2001 (when the closing price of the Company’s Common Stock was $19.25 per share). Value actually realized upon exercise by the Named Executives will depend on the value of the Company’s Common Stock at the time of exercise.

     Benefits. The Company provides group health and life insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers. In January 1999, the Company implemented a 401(k) plan.

     Security Ownership of Management. The following table shows, as of February 1, 2002, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock
Benj. A. Smith, III...............................	270,665	5.1%
Philip J. Koning..................................	44,032	0.8%
Steven L. Germond.................................	3,684	*
Ray D. Tooker.....................................	8,240	*
All Executive Officers and Directors as a Group (7 persons).......................................	693,704	13.1%

(1)	See Footnotes 1 and 2 to the Information About Directors table appearing on page 3 of this Proxy Statement.
*	Less than 1.0%

APPROVAL OF THE SECOND AMENDMENT TO THE
MACATAWA BANK CORPORATION
STOCK COMPENSATION PLAN

     On February 21, 2002, the Board of Directors adopted the Second Amendment (the "Amendment") to the Macatawa Bank Corporation Stock Compensation Plan (the “Plan”), subject to approval by the Company’s shareholders. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan and in the Amendment set forth in Appendix A to this Proxy Statement.

      Amendment. The Amendment increases the maximum number of shares available under the Plan from 206,000 to 500,000 shares of common stock.

     Purpose. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company’s shareholders through stock-based compensation by aligning the personal interests of the Company’s key employees with those of its shareholders.

      Eligibility. Employees of the Company and its subsidiaries are eligible to participate in the Plan. The number of persons eligible to participate in the Plan as of February 1, 2002, was approximately 155.

     Administration. The Plan is administered by a committee of the Board of Directors (the “Committee”). The Committee will be composed of at least three directors, each of whom is not an employee of the Company. Each member of the Committee is required to be a “disinterested person” within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended, and no member of the Committee is eligible to participate in the Plan. Subject to the Company’s Articles, Bylaws, and the provisions of the Plan, the Committee has the authority to select key employees to whom Awards (as defined below) may be awarded; the type of Awards (or combination thereof) to be granted; the number of shares of Common Stock to be covered by each Award; and the terms and conditions of any Award, such as conditions of forfeiture, transfer restrictions and vesting requirements.

     The Plan provides for the granting of a variety of stock-based Awards, described in more detail below, such as stock options, including incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), restricted stock, performance shares, and other stock-based awards. These Awards are granted at no cost to the recipients. The term of the Plan is ten years, and no Awards may be granted under the Plan after January 25, 2008.

      Types of Awards. The following types of awards ("Awards") may be granted under the Plan:

     An “Option” is a contractual right to purchase a number of shares at a price determined at the date the Option is granted. Options include incentive stock options, as defined in Section 422 of the Code, as well as nonqualified stock options. The exercise price included in both incentive stock options and nonqualified stock options must equal at least 100% of the fair market value of the Common Stock at the date of grant. Options are granted at no cost to the recipients.

     Restricted Stock” are shares of Common Stock granted to an employee for no or nominal consideration. Title to the shares passes to the employee at the time of the grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the Committee.

     Performance Shares” are an Award of the right to receive stock or cash of an equivalent value at the end of the specified performance period upon the attainment of specified performance goals.

     An “Other Stock-Based Award” is any other Award that may be granted under the Plan that is valued in whole or in part by reference to or is payable in or otherwise based on Common Stock.

     Shares Subject to Plan. A total of 206,000 shares of the Company’s Common Stock are reserved for use under the Plan, and a total of 500,000 shares of common stock will be reserved for issuance under the Plan if the Company’s shareholders approve the Second Amendment. The shares to be issued under the Plan will be authorized and unissued shares, including shares reacquired by the Company which have that status. The number of shares that may be issued under the Plan and the number of shares subject to Options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock. Subject to certain restrictions, unexercised Options, lapsed shares of Restricted Stock, and shares surrendered in payment for exercised Options may be reissued under the Plan.

     Termination or Amendment of the Plan. The Board may at any time amend, discontinue, or terminate the Plan or any part thereof; however, unless otherwise required by law, the rights of a participant may not be impaired without the consent of such participant. In addition, without the approval of the Company’s shareholders, no amendment may be made which would increase the aggregate number of shares of Common Stock that may be issued under the Plan, change the definition of employees eligible to receive Awards under the Plan, extend the maximum option period under the Plan, decrease the Option price of any Option to less than 100% of the fair market value on the date of grant, otherwise materially increase the benefits to participants in the Plan or cause the Plan not to comply with certain applicable securities and tax law requirements.

     Participation and Assignability. Neither the Plan nor any Award agreement granted under the Plan entitles any participant or other employee to any right to continued employment by the Company or any subsidiary. Generally, no Award, Option, or other benefit payable under the Plan may, except as otherwise specifically provided by law, be subject in any manner to assignment, transfer, or encumbrance. However, Nonqualified Stock Options may be transferred without consideration to: (i) an immediate family member of the optionee, (ii) a trust for the benefit of the immediate family members of the optionee, or (iii) a partnership or limited liability Company whose only partners or members are immediate family members of the optionee, if the optionee satisfies such conditions to the transfer as may be required by the Committee. Upon termination of employment, any portion of unexercised Options which are exercisable on the termination date must generally be exercised within three months of the termination date for any termination other than as a result of the death, disability, or retirement of the employee, in which case the Plan provides for longer exercise periods.

     Federal Tax Consequences. The following summarizes the consequences of the grant and acquisition of Awards under the Plan for federal income tax purposes, based on management’s understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

     Options. Plan participants will not recognize taxable income at the time an Option is granted under the Plan unless the Option has a readily ascertainable market value at the time of grant. Management understands that Options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an Option. For nonqualified stock options, the difference between the fair market value of the shares at the time an Option is exercised and the Option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee’s ordinary income. With respect to incentive stock options, participants will not realize income for federal income tax purposes as a result of the exercise of such Options. In addition, if common stock acquired as a result of the exercise of an incentive stock option is disposed of more than two years after the date the Option is granted and more than one year after the date the Option was exercised, the entire gain, if any, realized upon disposition of such common stock will be treated for federal income tax purposes as capital gain. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an incentive stock option. Exceptions to the general rules apply in the case of a “disqualifying disposition.” If a participant disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a “disqualifying disposition.” As a result, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred.

     The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the Option price, or (b) the fair market value of the shares at the time of exercise and minus the Option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of incentive stock options may result in an alternative minimum tax liability.

      Restricted Stock. Recipients of shares of Restricted Stock that are not “transferable” and are subject to “substantial risk of forfeiture” at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions on sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient’s income and the Company’s deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price.

     Performance Shares. Participants are not taxed upon the grant of Performance Shares. Upon receipt of the underlying shares or cash, a participant will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received and/or the current fair market value of stock received, and the Company will be entitled to a corresponding deduction. The participant’s basis in any Performance Shares received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

     Required Vote for Approval. On February 21, 2002, the Board of Directors of the Company approved the Second Amendment to the Plan, subject to shareholder approval. At the Annual Meeting, the shareholders are being requested to consider and approve the Second Amendment to the Plan, which would increase the number of shares reserved for issuance under the Plan from 206,000 to 500,000. The affirmative vote of a majority of the holders of the Company’s outstanding voting stock represented and voted at the Annual Meeting is required to approve the Second Amendment.

     The Board of Directors recommends a vote FOR approval of the Second Amendment to the Macatawa Bank Corporation Stock Compensation Plan.

APPROVAL OF THE FIRST AMENDMENT TO THE
MACATAWA BANK CORPORATION
1998 DIRECTORS' STOCK OPTION PLAN

     On February 21, 2002, the Board of Directors adopted the First Amendment (the "First Amendment") to the Macatawa Bank Corporation 1998 Directors' Stock Option Plan (the “Directors Plan”), subject to approval by the Company’s shareholders. The following summary of the Directors Plan is subject to the specific provisions contained in the complete text of the Directors Plan and in the First Amendment set forth in Appendix B to this Proxy Statement.

      Amendment. The First Amendment increases the maximum number of shares available under the Directors Plan from 41,200 to 141,200 shares of common stock.

      Purpose. The purpose of the Directors Plan is to provide an additional incentive to manage the Company effectively and to provide a form of compensation that will attract and retain highly qualified individuals to serve as directors of the Company and its subsidiaries.

     Eligibility. Directors of the Company and its subsidiaries are eligible to participate in the Plan if the director is not an employee of the Company or its subsidiaries or was a director of Macatawa Bank before it became a subsidiary of the Company.

     Administration.The Directors Plan is administered by a committee of the Board of Directors (the "Directors Plan Committee"). The Directors Plan Committee must be composed of at least three directors, each of whom is not an employee of the Company. Each member of the Directors Plan Committee is required to be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended. The Directors Plan Committee's authority is limited to interpreting the provisions of the Directors Plan and supervising its administration, including the power to adopt procedures and regulations for administrative purposes.

     Option Awards. The Directors Plan Committee may from time to time grant to eligible directors options to purchase shares of the Company's common stock. An option is a contractual right to purchase a number of shares at a price determined at the date the option is granted. The exercise price included in the options must equal at least 100% of the fair market value of the common stock at the date of grant. Options are granted at no cost to the recipients.

     Shares Subject to Directors Plan. A total of 41,200 shares of the Company’s common stock are reserved for use under the Directors Plan, and a total of 141,200 shares of common stock will be reserved for issuance under the Directors Plan if the Company’s shareholders approve the First Amendment. The shares to be issued under the Directors Plan will be authorized and unissued shares, including shares reacquired by the Company which have that status. The number of shares that may be issued under the Directors Plan and the number of shares subject to options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the common stock. Subject to certain restrictions, unexercised options and shares surrendered in payment for exercised options may be reissued under the Directors Plan.

     Termination or Amendment of the Directors Plan. The Board of Directors of the Company may amend or terminate the Directors Plan with respect to shares not subject to options at the time of amendment or termination. The Directors Plan may not be amended without shareholder approval if the amendment would increase the maximum number of shares that may be issued under the Directors Plan, extend the term of the options, decrease the price at which options may be granted, remove the administration of the Directors Plan from the Directors Plan Committee, change the class of persons eligible to receive options or permit the granting of options under the Directors Plan after January 25, 2008. Unless terminated earlier by the Board of Directors, the Directors Plan will expire on January 25, 2008.

     Transferability of Options and Common Stock. Generally, options granted under the Directors Plan may be transferred only by will or according to the laws of descent and distribution. However, options may be transferred without consideration to: (i) an immediate family member of the optionee; (ii) a trust for the benefit of the immediate family members of an optionee, or (iii) a partnership or limited liability company whose only partners or members are immediate family members of an optionee, if the optionee satisfies such conditions to the transfer as may be required by the Directors Plan Committee. Options may be exercised only by an optionee or a permitted transferee during an optionee's lifetime. Upon the death of an optionee, all options held by the decedent, or his or her permitted transferees, and not yet exercisable, become fully exercisable. Before issuing any shares upon the exercise of an option, the Company may require the optionee or the permitted transferee to represent in writing that the shares are being acquired for investment and not for resale. The Company may also delay issuance of the shares until all appropriate registrations or qualifications under federal and state securities laws have been completed.

     Federal Tax Consequences. The following summarizes the consequences of the grant and acquisition of options under the Directors Plan for federal income tax purposes, based on management’s understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality. Directors Plan participants will not recognize taxable income at the time an option is granted under the Directors Plan unless the Option has a readily ascertainable market value at the time of grant. Management understands that options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. The difference between the fair market value of the shares at the time an option is exercised and the option price generally will be treated as ordinary income to the optionee, and the Company will be entitled to a deduction equal to the amount of the optionee’s ordinary income.

     Required Vote for Approval. On February 21, 2002, the Board of Directors of the Company approved the First Amendment to the Directors Plan, subject to shareholder approval. At the Annual Meeting, the shareholders are being requested to consider and approve the First Amendment to the Directors Plan, which would increase the number of shares reserved for issuance under the Directors Plan from 41,200 to 141,200 shares. The affirmative vote of a majority of the holders of the Company’s outstanding voting stock represented and voted at the Annual Meeting is required to approve the First Amendment.

     The Board of Directors recommends a vote FOR approval of the First Amendment to the Macatawa Bank Corporation 1998 Directors' Stock Option Plan.

APPROVAL OF PROPOSED INCREASE
IN AUTHORIZED COMMON STOCK

        The Company’s Board of Directors has proposed that the first paragraph of Article III of the Company’s Restated Articles of Incorporation (the “Articles”) be amended to read as follows:

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is twenty million five hundred thousand (20,500,000) shares, of which twenty million (20,000,000) shares shall be common stock and five hundred thousand (500,000) shares shall be series preferred stock.

        This amendment will increase the Company’s total authorized shares of capital stock from 10,000,000 to 20,500,000, including an increase in the authorized common stock from 9,500,000 shares to 20,000,000 shares of common stock, no par value. As of February 1, 2002, there were 5,308,231 shares of common stock issued and outstanding and 239,250 shares of common stock reserved for issuance under the Company’s stock option plans and Employee Stock Purchase Plan. As a result, as of February 1, 2002, only 3,952,519 shares of common stock remain available for future issuance. In addition, on November 20, 2001, the Company entered into an Agreement and Plan of Merger to acquire Grand Bank Financial Corporation which upon closing will result in the issuance of approximately 2,374,994 shares of Company common stock. As of February 1, 2002, the Company has no preferred stock issued or outstanding, and this proposed amendment will not affect the preferred stock.

        The purpose of the amendment is to provide additional shares of common stock for future issuance. The Board of Directors believes it desirable to increase the authorized number of shares of common stock in order to provide the Company with adequate flexibility in corporate planning and strategies. The availability of additional common stock for issuance could be used for a number of purposes, including corporate financing, future acquisitions, stock dividends, stock splits, stock options, and other stock-based compensation. Except for the acquisition of Grand Bank Financial Corporation, there are currently no specific plans, agreements or understandings regarding the issuance of any of the additional shares of common stock that would be available if this proposal is approved. Such additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further shareholder approval, unless such action is required by applicable law or the rules of the Nasdaq stock market or any stock exchange on which the Company’s securities may be listed.

        The additional shares of common stock for which authorization is sought would be part of the existing class of common stock, and, to the extent issued, would have the same rights and privileges as the shares of common stock presently outstanding. Ownership of shares of the Company’s common stock confers no preemptive rights.

        The increase in the authorized but unissued shares of common stock which would result from adoption of the proposed amendment could have a potential anti-takeover effect with respect to the Company, although management is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such a purpose. The potential anti-takeover effect of the proposed amendment arises because it would enable the Company to issue additional shares of common stock up to the total authorized number with the effect that the shareholdings and related voting rights of then existing shareholders would be diluted to an extent proportionate to the number of additional shares issued.

        The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company is required for approval of the proposed amendment. Unless otherwise directed by a shareholder’s proxy, the persons named as proxy voters in the accompanying proxy will vote FOR the amendment.

        The Board of Directors recommends a vote “FOR” the approval of the proposed amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of authorized common stock.

TRANSACTIONS INVOLVING MANAGEMENT

        Directors and officers of the Company and their associates were customers of, and had transactions with, subsidiaries of the Company in the ordinary course of business during 2001. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features.

        The Bank leases its Trust Department office space located at 106 E. 8th Street, Holland, Michigan 49423, from a corporation wholly owned by Benj. A. Smith, III, an officer and director of the Company. The Bank leases its Wyoming, Michigan branch facility from a limited liability company co-owned by John F. Koetje, a director of the Company. The terms of these leases were negotiated on an arm’s-length basis, and the Company believes that the rent and other terms reflect fair market value.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Based upon written representations by each director and officer, all the reports were filed by such persons during the last fiscal year, except for one late report filed by G. Thomas Boylan with respect to one transaction in a prior fiscal year.

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following graph shows the cumulative total shareholder return on an investment in the Company’s common stock compared to the Russell 2000 Index and the Media General Group Index of Regional-Midwest Banks. The comparison assumes a $100 investment on April 1, 1998, the date of the Company’s initial public offering, at the Company’s initial public offering price of $10.00 per share and assumes that dividends are reinvested.

	4/1/98	12/31/98	12/31/99	12/29/00	12/31/01
Macatawa Bank Corporation	100.00	152.50	145.00	138.30	196.99
MG Group Index	100.00	103.97	86.28	105.06	105.96
Russell 2000 Index	100.00	88.31	105.62	101.06	102.09

Source: Media General Financial Services, Richmond, Virginia.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The combined consolidated financial statements of the Company have been examined by Crowe, Chizek and Company LLP, independent certified public accountants. A representative of Crowe, Chizek and Company LLP is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. It is anticipated that the Company’s Audit Committee will select the Company’s auditors before the end of this calendar year.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees for services provided to the Company for the fiscal year ended December 31, 2001 by the Company’s principal accounting firm, Crowe, Chizek and Company LLP:

Audit Fees.............................................................................................
Financial Information Systems
   Design and Implementation Fees.......................................................
All Other Fees.......................................................................................
Total Fees..........................................................................................	$ 60,000 -- $198,529 $258,529

        The Audit Committee discussed with the independent accounting firm and considered whether the provision of services described above under “All Other Fees” is compatible with maintaining the principal accountant’s independence.

SHAREHOLDER PROPOSALS--2003 ANNUAL MEETING

        Any proposal of a shareholder intended to be presented for action at the 2003 annual meeting of the Company must be received by the Company at 348 S. Waverly Road, Holland, Michigan 49423, not later than November 15, 2002, if the shareholder wishes the proposal to be included in the Company’s proxy materials for that meeting.

MISCELLANEOUS

        The annual report of the Company for the fiscal year ended December 31, 2001, including financial statements, is being mailed to shareholders with this proxy statement.

        An annual report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 2001, will be provided free to shareholders upon written request. Write to Macatawa Bank Corporation, Attention: Steven L. Germond, 348 South Waverly Road, Holland, Michigan 49423. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Company, that file electronically. The SEC’s web site address is http:\\www.sec.gov.

        The management of the Company is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

        The cost of soliciting proxies in the accompanying forms will be borne by the Company. The company may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the beneficial owners and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company.

By order of the Board of Directors

March 7, 2002

Philip J. Koning Secretary

APPENDIX A

SECOND AMENDMENT
TO THE
MACATAWA BANK CORPORATION
STOCK COMPENSATION PLAN

        This Second Amendment to the Macatawa Bank Corporation Stock Compensation Plan (the “Plan”) is adopted by Macatawa Bank Corporation, a Michigan corporation (the “Company”) with respect to the following:

  The Company adopted the Plan in 1998 and amended it in 1999.
  The Company wishes to further amend the Plan.
  The Board of Directors of the Company has approved this Amendment to the Plan.

         NOW, THEREFORE, the Plan is amended as follows:

1.	The first sentence of Article 4 is amended in its entirety to read as follows:

Subject to adjustment as provided in Section 12.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 500,000 shares, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company (“Plan Shares”).

        This Amendment will be effective upon approval of the shareholders of the Company at the annual shareholders meeting to be held April 18, 2002.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 21st day of February, 2002.

MACATAWA BANK CORPORATION
By:
Philip J. Koning Secretary

A-1

APPENDIX B

FIRST AMENDMENT
TO THE
MACATAWA BANK CORPORATION
1998 DIRECTORS’ STOCK OPTION PLAN

        This First Amendment to the Macatawa Bank Corporation 1998 Directors’ Stock Option Plan (the “Plan”) is adopted by Macatawa Bank Corporation, a Michigan corporation (the “Company”) with respect to the following:

  The Company adopted the Plan in 1998.
  The Company wishes to amend the Plan.
  The Board of Directors of the Company has approved this Amendment to the Plan.

         NOW, THEREFORE, the Plan is amended as follows:

1.	Section 2(b) is amended in its entirety to read as follows:

(b) Authority means the 141,200 shares of Stock authorized for issuance pursuant to the Plan.

2.	Section 4(a) is amended in its entirety to read as follows:

(a) The maximum number of Shares which may be issued in connection with Options granted hereunder is 141,200. At any time during the existence of the Plan, there shall be reserved for issuance upon the exercise of Options granted under the Plan an amount of Stock (subject to adjustment as provided in Section 10 hereof) equal to 141,200 Shares less the total number of Shares issued pursuant to all such exercises which shall have been made prior to such time.

        This Amendment will be effective upon approval of the shareholders of the Company at the annual shareholders meeting to be held April 18, 2002.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 21st day of February, 2002.

MACATAWA BANK CORPORATION
By:
Philip J. Koning Secretary

B-1

REVOCABLE PROXY
MACATAWA BANK CORPORATION

[x] Please mark votes as in this example

Annual Meeting of Shareholders

The undersigned hereby appoints Benj. A. Smith, III and Philip J. Koning, or either of them, of Macatawa Bank Corporation (“Macatawa”), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Macatawa that the undersigned is entitled to vote at Macatawa’s Annual Meeting of Shareholders (the “Meeting”), to be held on April 18, 2002, at Ridgepoint Community Church, located at 340-104th Avenue, Holland, Michigan 49423, at 10:00 am local time, and any and all adjournments and postponements thereof.

Please be sure to sign and date this Proxy in the box below                 [date            ]

Shareholder sign above                    Co-holder (if any) sign above

1.     To elect two directors, Robert E. DenHerder to hold office for a three year term and Philip J. Koning to hold office for a two year term.                           [   ]   [   ]   [   ]

        Robert E. DenHerder and Philip J. Koning

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.      To consider and vote upon a proposal to approve the Second Amendment to the Stock Compensation Plan.                              [   ]   [   ]   [   ]

3.     To consider and vote upon a proposal to approve the First Amendment to the 1998 Directors' Stock Option Plan.                              [   ]   [   ]   [   ]

4.     To consider and vote upon a proposal to amend the Amended and Restated Articles of Incorporation of the Company to increase the authorized common stock from 9,500,000 shares to 20,000,000 shares, no par value.                              [   ]   [   ]   [   ]

5.     To transact such other business as may properly come before the meeting or at any adjournment thereof.                              [   ]   [   ]   [   ]

The board of directors recommends a vote "FOR"
The director nominees and each of the proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES OF MACATAWA BANK CORPORATION PURSUANT TO THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Detach above card, sign, date and mail in postage paid envelope provided
MACATAWA BANK CORPORATION

        This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Macatawa at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Macatawa at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be considered terminated and of no further force and effect.

        The undersigned acknowledges receipt from Macatawa, prior to the execution of this proxy, of Notice of the Annual Meeting and a Proxy Statement.

        Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.